UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 6, 2025

(Date of earliest event reported)

STEVEN MADDEN, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-23702	13-3588231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York	11104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 446-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SHOO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 6, 2025, Steven Madden, Ltd. (the “Company”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with various lenders and Citizens Bank, N.A., as administrative agent (in such capacity, the “Agent”), which provides for a term loan facility in the amount of $300 million and a revolving credit facility in the amount of $250 million. The Credit Agreement amends and restates in its entirety that certain Credit Agreement, dated as of July 22, 2020 (as previously amended, the “Existing Credit Agreement”), among the Company, the various lenders party thereto and Citizens Bank, N.A., as administrative agent. The Company used the term loan facility to fund the Transaction (as defined below) and the Transaction-related expenses. The Company intends to use the revolving credit facility for general corporate purposes.

The Credit Agreement provides for a term loan facility and a revolving credit facility scheduled to mature on May 6, 2030. The Company may from time to time increase the revolving commitments and/or request incremental term loans in an aggregate principal amount of up to $275 million if certain conditions are satisfied, including (i) the absence of any default under the Credit Agreement, and (ii) the Company obtaining the consent of the lenders participating in each such increase.

Borrowings in U.S. Dollars under the Credit Agreement generally bear interest at a variable rate equal to, at the Company’s election, (i) Term SOFR for the applicable interest period plus a specified margin, which is based upon the Company’s Total Net Leverage Ratio (as defined in the Credit Agreement) or (ii) the base rate (which is the highest of (a) the prime rate announced by Citizens Bank, N.A. or its parent company, (b) the sum of the federal funds rate plus 0.50%, and (c) the sum of the Daily SOFR Rate plus 1%) plus a specified margin, which is based upon the Company’s Total Net Leverage Ratio. At the Company’s option, borrowings under the Credit Agreement can be made in Euros, Pounds Sterling and other freely available currency or currencies (other than U.S. Dollars) from time to time approved by the Agent and the lenders in accordance with the terms of the Credit Agreement, and such borrowings would bear interest at a variable rate equal to, at the Company’s election, (i) the Alternative Currency Daily Rate (as defined in the Credit Agreement) plus a specified margin, which is based upon the Company’s Total Net Leverage Ratio or (ii) the Alternative Currency Term Rate (as defined in the Credit Agreement) plus a specified margin, which is based upon the Company’s Total Net Leverage Ratio.

Under the Credit Agreement, the Company must also pay (i) a commitment fee to the Agent, for the account of each revolving lender, which shall accrue at a rate per annum ranging from 0.25% to 0.35% of the average daily unused portion of the revolving credit facility, depending on the Company’s Total Net Leverage Ratio, (ii) a letter of credit participation fee to the Agent, for the account of each revolving lender, ranging from 1.75% to 2.50% per annum, based upon the Company’s Total Net Leverage Ratio, multiplied by the average daily amount available to be drawn under the applicable letter of credit, and (iii) a letter of credit fronting fee to each issuer of a letter of credit under the Credit Agreement, which shall accrue at a rate of 0.125% per annum.

The Credit Agreement contains various restrictions and covenants applicable to the Company and its subsidiaries, including the requirements that the borrowers not permit (i) the Total Net Leverage Ratio as of the end of any fiscal quarter to be greater than 3.00 to 1.00 and (ii) the Consolidated Fixed Charge Coverage Ratio (as defined in the Credit Agreement) as of the end of any fiscal quarter to be less than 1.25 to 1.00.

The Credit Agreement requires various subsidiaries of the Company to guarantee obligations arising from time to time under the Credit Agreement, as well as obligations arising in respect of certain cash management and hedging transactions. Subject to customary exceptions and limitations, all of the borrowings under the Credit Agreement are secured by a lien on all or substantially all of the assets of the Company and each subsidiary guarantor. Certain additional subsidiaries of the Company may from time to time become borrowers or guarantors pursuant to the Credit Agreement.

The Credit Agreement also contains customary events of default. If an event of default under the Credit Agreement occurs and is continuing, then the Agent may, and at the request of the required lenders shall, terminate the loan commitments under the Credit Agreement, declare any outstanding obligations under the Credit Agreement to be immediately due and payable and/or require that the Company adequately cash collateralize outstanding letter of credit obligations. In addition, if, among other things, the Company or, with certain exceptions, a subsidiary thereof becomes the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law, then the loan commitments under the Credit Agreement will automatically terminate, any outstanding obligations under the Credit Agreement will automatically become immediately due and payable, and the cash collateral required under the Credit Agreement for any outstanding letter of credit obligations will automatically become immediately due and payable.

The foregoing description of the Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 6, 2025, the Company completed the previously-announced acquisition of the entire issued share capital of Mercury Acquisitions Topco Limited, a private limited company incorporated under the laws of Jersey and the holding company for the Kurt Geiger business (the “Target”), pursuant to the terms of that certain sale and purchase deed (the “Purchase Agreement”) by and among SML UK Holding Ltd., an English limited company and indirect, wholly-owned subsidiary of the Company (the “Purchaser”), various entities comprising the Fifth Cinven Fund (the “Cinven Sellers”), Bain & Company, Inc. (“Bain”), Squam Lake Investors X LP (BGPI) (“Squam Lake”, and together with the Cinven Sellers and Bain, the “Institutional Sellers”), certain individuals (the “Individual Sellers” and together with the Institutional Sellers, the “Sellers”), and the Company, as guarantor.

Pursuant to the terms of the Purchase Agreement, the Purchaser purchased the entire issued share capital of the Target at an enterprise value of approximately £289 million pursuant to a “locked box” arrangement that resulted in the payment of £202.0 million in net equity value at closing, repayment of specified third party debt in the Target business, and redemption of the loan notes outstanding from Mercury Midco 1 Limited, a private limited company incorporated under the laws of England and Wales and a wholly-owned subsidiary of the Target (“Midco 1”), which were payable to certain Sellers (the “Transaction”).

In connection with the Purchase Agreement, the Purchaser also entered into a management warranty deed (the “Management Warranty Deed”), pursuant to which certain members of management of the Target provided certain additional customary representations and warranties related to the Target’s business. The liability of such warrantors is capped under the Management Warranty Deed to £1.00 except in the case of fraud. The Purchaser separately obtained a warranty and indemnity insurance policy, effective as of the date of entry into the Purchase Agreement and the Management Warranty Deed, which contains customary coverage and exceptions.

The Company funded the cash consideration and the payment of Transaction-related expenses through borrowings under the Credit Agreement and cash on hand.

The foregoing description of the Transaction, the Purchase Agreement and the Management Warranty Deed does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and the Management Warranty Deed, redacted versions of which were filed as Exhibit 2.1 and Exhibit 2.2, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2025, and are incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On May 7, 2025, the Company issued a press release, furnished as Exhibit 99.1 and incorporated into this Item 2.02 by reference, announcing the Company’s financial results for the first quarter of its fiscal year ending December 31, 2025.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

The Company’s press release on May 7, 2025 also announced the closing of the Transaction and that the Company’s Board of Directors has declared a quarterly cash dividend of $0.21 per share on the Company’s outstanding shares of common stock. The dividend is payable on June 20, 2025 to stockholders of record as of the close of business on June 9, 2025.

The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished, and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in Item 2.02 of this Current Report is not intended to, and does not, constitute a determination or admission by the Company that the information in Item 2.02 of this Current Report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, among others, statements regarding revenue and earnings guidance, plans, strategies, objectives, expectations, and intentions Forward-looking statements can be identified by words such as: “may,” “will,” “expect,” “believe,” “should,” “anticipate,” “project,” “predict,” “plan,” “intend,” or “estimate,” and similar expressions, or the negative of these expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent our current beliefs, expectations, and assumptions regarding anticipated events and trends affecting our business, and industry based on information available as of the time such statements are made. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which may be outside of our control. As such, investors should not rely upon them. Important risk factors include: our ability to accurately anticipate fashion trends and promptly respond to consumer demand; our ability to compete effectively in a highly competitive market; our ability to adapt to our business model to rapid changes in the retail industry; supply chain disruptions to product delivery systems and logistics, and our ability to properly manage inventory; our reliance on independent manufacturers to produce and deliver products in a timely manner, especially when faced with adversities such as work stoppages, transportation delays, public health emergencies, social unrest, changes in local economic conditions, and political upheavals as well as their ability to meet our quality standards; our dependence on the hiring and retention of key personnel; our ability to successfully implement growth strategies and integrate acquired businesses; risks associated with the pending acquisition of Kurt Geiger, including the possibility that the transaction may not be completed on the anticipated timeline or at all; our ability to navigate current changes in and potential future changes in trade policies and tariffs imposed by the United States government and the governments of other nations in which we source or sell products; our ability to adequately protect our trademarks and other intellectual property rights; our ability to maintain adequate liquidity when negatively impacted by unforeseen events such as an epidemic or a pandemic, which may cause disruption to our business operations for an indeterminable period of time; geopolitical tensions in the regions in which we operate and any related challenging macroeconomic conditions globally that may materially adversely affect our customers, vendors, and partners, and the duration and extent to which these factors may impact our future business and operations, results of operations, and financial condition; our ability to navigate shifting macroeconomic environments including but not limited to inflation and the potential for recessionary conditions; legal, regulatory, political, and economic risks that may affect our operations in international markets; changes in U.S. and foreign tax laws that could have an adverse effect on our financial results; additional tax liabilities resulting from audits by various taxing authorities; cybersecurity risks and costs of defending against, mitigating, and responding to data security threats and breaches impacting the Company; our ability to achieve operating results that are consistent with prior financial guidance; and other risks and uncertainties indicated from time to time in our filings with the SEC.

These risks and uncertainties, along with the risk factors discussed in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2024, should be considered in evaluating any forward-looking statements contained in this report. We do not undertake, and disclaim, any obligation to publicly update any forward-looking statement, including without limitation, any guidance regarding revenue or earnings, whether as a result of new information, future developments, or otherwise.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

The financial statements required to be filed under Item 9.0l(a) will be filed by amendment no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The pro forma financial information required to be filed under Item 9.0l(b) will be filed by amendment no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1*	Sale and Purchase Deed, dated February 12, 2025 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 19, 2025).

2.2*	Management Warranty Deed, dated February 12, 2025(incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 19, 2025).

10.1	Amended and Restated Credit Agreement, dated as of May 6, 2025, among Steven Madden, Ltd., the other subsidiary borrowers from time to time party thereto, the lenders from time to time party thereto, and Citizens Bank, N.A., as administrative agent.

99.1	Press Release, dated May 7, 2025, announcing the Company’s 2025 First Quarter Results, Declaration of a Cash Dividend, and the closing of the Transaction.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(6) and Item 601(b)(2)(ii) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits or schedules upon request; provided that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2025

STEVEN MADDEN, LTD.

By:	/s/ Edward Rosenfeld
Name:	Edward Rosenfeld
Title:	Chief Executive Officer